 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Arkadia International

We hereby consent to the inclusion in the foregoing amendment 4 to the Registration Statement on Form S-1/A of our report dated July 15, 2013, relating to the financial statements of Arkadia International for the period from February 21,2013 (Inception) to June 30,2013.

October 25, 2013

/s/ Thomas A.Ralston CPA

Temecula, California